Exhibit 10.3

MEMORANDUM

To:	Frank Simpkins	Date:	November 29, 2006

From:	Carlos Cardoso	Contact:

Subject:	Individual Compensation	cc:	Kevin Walling
Congratulations on your promotion! I am pleased to confirm the following details:
Effective Date
The effective date of your promotion will be December 6, 2006.
Title
Your title will be Vice President and Chief Finance Officer.
Base Salary
Your annual base salary increases by $126,000 (55% increase) to $355,000 per year. You will participate in our PRIME bonus plan with a target bonus for FY07 of 60% of your base salary at achievement of the business plan. You will also be eligible to participate in our Long Term Incentive Plan with a target value of $603,000. Please see attached spreadsheet for a complete comparison of your compensation package.
Frank, we are confident that your talent and experience will enable to you to continue to make a significant contribution to the Global Finance Organization and Kennametal, Inc.
Please indicate your acceptance of this offer by signing and returning this letter to me.
Again, congratulations on your new position. We look forward to your continued contributions.
/s/ Carlos Cardoso
Carlos Cardoso
President and Chief Executive Officer
ACCEPTED:

Signature: /s/ Frank P. Simpkins	Date: December 6, 2006